Registration No. 333-______
As filed with the Securities and Exchange Commission
on August 24, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	71-0675758 (I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas (Address of principal executive offices)	72764 (Zip Code)
2005 KEY ASSOCIATE AND MANAGEMENT EQUITY INCENTIVE PLAN
2005 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
(Full title of the plans)
Joe G. Brooks, Chairman
Advanced Environmental Recycling Technologies, Inc.
914 N Jefferson Street
Springdale, Arkansas 72764
(Name and address of agent for service)
(479) 756-7400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
Title of Securities	Amount to be	offering	aggregate offering	Amount of
to be Registered	registered (1)	price per share	price	registration fee
Class A common stock, $0.01 par value	1,875,521 shares (2)	$1.415 (3)	$2,653,862	$81.47
Class A common stock, $0.01 par value	124,479 shares (4)	$2.153 (5)	$268,003	$8.23
Total	2,000,000 shares	—	$2,921,865	$89.70

(1)	Pursuant to Rule 416 under the Securities Act, there are also registered hereby such indeterminate number of securities as may become issuable by reason of the anti-dilution provisions of the plans referred to herein.

(2)	Issuable upon grant or vesting of restricted stock awards of the Class A common stock available for grant under the Registrant’s 2005 Key Associate and Management Equity Incentive Plan (which covers 1,500,000 shares of Class A common stock in the aggregate, including issued and outstanding restricted stock awards) and 2005 Non-Employee Director Equity Incentive Plan (which covers 500,000 shares of Class A common stock in the aggregate, including issued and outstanding restricted stock awards).

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act. Calculated on the basis of the average of the highest and lowest sale prices of the Class A common stock on August 23, 2007, as reported by NASDAQ.

(4)	Issued as outstanding restricted stock awards under the 2005 Key Associate and Management Equity Incentive Plan and the 2005 Non-Employee Director Equity Incentive Plan.

(5)	Weighted average market value per share of restricted stock awards outstanding under the Registrant’s 2005 Key Associate and Management Equity Incentive Plan and 2005 Non-Employee Director Equity Incentive Plan, based on the last sale price of the stock on the dates of the awards.

EXPLANATORY NOTE
     The Registrant has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 shares of Class A common stock that have been issued or are issuable upon the grant of restricted stock awards granted under the Registrant’s 2005 Key Associate and Management Equity Incentive Plan and 2005 Non-Employee Director Equity Incentive Plan.
     This registration statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings or resales on a continuous or delayed basis in the future of an aggregate of 124,479 shares of Class A common stock that have been issued by the Registrant pursuant to restricted stock awards granted under the Registrant’s 2005 Key Associate and Management Equity Incentive Plan and 2005 Non-Employee Director Equity Incentive Plan.
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Registrant’s 2005 Key Associate and Management Equity Incentive Plan and 2005 Non-Employee Director Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Note: The Reoffer Prospectus referred to in the Explanatory Note follows this page.

Reoffer Prospectus
Advanced Environmental Recycling Technologies, Inc.
Securities to be offered:
Up To 124,479 Shares Of Class A Common Stock
     This prospectus covers the resale by the selling stockholders identified on pages 6 and 7 of some or all of the shares of our Class A common stock they own pursuant to the grant of currently outstanding restricted stock awards under the Registrant’s 2005 Key Associate and Management Equity Incentive Plan or 2005 Non-Employee Director Equity Incentive Plan. The shares may be sold from time to time by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.
     We will pay all costs and expenses incurred by our company in connection with the registration of the shares under the Securities Act of 1933. The selling stockholders will pay the costs associated with any sale of shares, including any discounts, commissions and applicable transfer taxes.
     Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “AERT”. On August 23, 2007, the last reported sale price of our Class A common stock was $1.40 per share, as reported by the Nasdaq Capital Market system.
     Our principal executive offices are located at 914 N. Jefferson Street, Springdale, Arkansas 72764, and our telephone number is (479) 756-7400.

The securities offered in this prospectus involve a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2007

Our Business
     Advanced Environmental Recycling Technologies, Inc. (AERT) develops, manufactures and markets composite building materials that are used in place of traditional wood products for exterior applications in building and remodeling homes and for certain other industrial or commercial building purposes. Our products are made from approximately equal amounts of waste wood fiber and reclaimed polyethylene plastics, have been extensively tested, and are sold by leading national companies such as the Weyerhaeuser Company (Weyerhaeuser), Lowe’s Companies, Inc. (Lowe’s) and Therma-Tru Corporation. Our customers are primarily regional and national door and window manufacturers, Weyerhaeuser, our primary decking customer, and regional building product distributors. Since our inception in 1989, we have sold approximately $477 million of products into the North American marketplace through March 31, 2007. Our composite building materials are marketed as a substitute for wood and plastic filler materials for standard door components, windowsills, brick mould, fascia board, and decking under the trade names LifeCycle®, MoistureShield®, MoistureShield® CornerLoc®, Weyerhaeuser ChoiceDek® Premium, ChoiceDek® Premium Colors, MoistureShield® outdoor decking and Basics™ outdoor decking. We operate manufacturing facilities in Springdale, Lowell, and Tontitown, Arkansas; Junction, Texas and Alexandria, Louisiana. We also operate a warehouse and reload complex in Lowell, Arkansas.
     You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.
     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these shares by any person in any jurisdiction in which it is unlawful for that person to make such an offer, solicitation or sale.

Risk Factors
          Our business is subject to a number of risks, including but not limited to the following:
We may have insufficient working capital to achieve our growth objectives
               Though we had a working capital surplus of $365,604 at June 30, 2007, we had a working capital deficit of $3,466,129 at December 31, 2006, and a deficit of $687,039 at December 31, 2005. The working capital deficit was the result of losses from operations, our decision to finance capital projects with cash generated from operations, and our need to fund rapid growth in sales.
We may be unable to secure an adequate quantity and quality of raw materials at economical prices
          The largest component of our raw material costs is scrap polyethylene. The price that we must pay for these materials is related to the market prices of natural gas and petroleum, which have been rising and volatile in recent years. Our future profitability is contingent on us being able to manage raw material costs under these circumstances.
The loss of one or more of our key customers could cause a substantial reduction in our revenues and profits
          We could be materially adversely affected if we were to lose one or more of our large existing customers. Our principal customer for our decking material is Weyerhaeuser, which accounted for 81% and 77% of our sales in 2006 and 2005, respectively. A few large door and window construction companies have historically purchased substantially all of our industrial component products. A loss of any one of our large customers would adversely affect our sales and profitability.
If we are unable to comply with certain debt covenants, our financial position and operations could be adversely affected
          Our $14.4 million bond agreement contains financial covenants which include a current ratio of not less than 1.00 to 1.00, a requirement that not more than 10% of accounts payable be in excess of 75 days past the invoice date, and a requirement that we maintain a long-term debt service coverage ratio for the preceding four quarters of at least 2.00 to 1.00. We were not in compliance with the first two of these covenants at December 31, 2006, and were not in compliance with the second two of these covenants as of June 30, 2007; however, the first two of those covenants were waived by the bondholder as of December 31, 2006 through and including December 31, 2007, and the debt service covenant ratio was waived for the quarter ended June 30, 2007. There is no assurance that we will be able to comply with these debt covenants in the future, or that the bondholder will waive or modify the covenants in the future. If we are unable to comply with the covenants or obtain a waiver or modification of the covenants in the future, then the bond debt, currently in the amount of $12.1 million, could immediately become due and payable, the bondholder could foreclose on the property used to secure the debt, and the bondholder could claim our revenues pledged as part of the bond agreement.
          In June 2007, the Company renewed its $15.0 million bank line of credit through September 16, 2007. The line is secured by the Company’s inventory, accounts receivable, chattel paper, general intangibles and other current assets, as well as by fixtures and equipment, and is provided by Liberty Bank of Arkansas at a variable interest rate of prime plus one hundred basis points, which was 9.25% at June 30, 2007. The full amount of the line is guaranteed as to payment by our largest stockholder, Marjorie S. Brooks, who also guarantees $4 million on our 2003 industrial development bond owned by Allstate Investments. The revolving credit facility includes debt service coverage ratio, current ratio, and accounts payable and accounts receivable aging covenants substantially similar to those under our 2003 bond agreements and customary restrictions on dividends and the incurrence of additional debt or liens, among other matters.
Restrictions regarding increased manufacturing capabilities could restrain our business growth
          We increased our net sales by $10.5 million in 2006, $23.7 million in 2005, and $20.1 million in 2004. Our products have seen significant growth, and our customers have significant established expansion plans. Our primary customers and markets are large, and continued sales growth will require significant capital expenditures for additional production equipment and manufacturing facilities. Although our goal is to become the number one composite producer in North America, there is no assurance that we will be able to secure the necessary financing, attain the necessary operational execution, or that the equipment and facilities will become operational in a timely manner to meet that goal.

Our growth is limited by the availability of human capital resources
          Future profitable growth will require us to recruit and retain qualified associates. We compete with many larger companies in the labor market, many of which offer more attractive compensation packages than we are able to economically provide. Though we have adopted equity compensation plans to aid in our efforts to recruit and retain qualified associates, the accounting treatment for those plans results in a reduction in our earnings.
Declines in construction activity may adversely affect our business
          Our products are sold in the home improvement and new home construction markets. These markets are subject to significant fluctuations in activity and to periodic downturns caused by general economic conditions, as has been the case since mid-2006. Slowdowns in construction activity have an adverse effect on the demand for our products.
Fire disruptions may adversely affect our business
          Our raw materials and manufacturing processes involve a greater than average risk of fire loss or disruption. Through the Company’s history, we have experienced several fires, some of which severely disrupted our manufacturing operations. There was an accidental fire at our Junction, Texas facility in March 2003, which caused substantial damage and temporarily shut down plant operations. Although we have increased security and increased fire protection equipment at our facilities, another major fire could occur and materially adversely affect our operations.
Covenants in our bond agreements could restrict our ability to borrow, which could impair the improvement and expansion of our operations
          Certain covenants in our bond agreements restrict the types and amounts of additional indebtedness that we may incur, including a requirement that, with certain exceptions, we may only incur additional indebtedness to the extent it would satisfy a debt incurrence coverage ratio of 250% of income before interest, taxes, depreciation and amortization to debt service. Those restrictions could inhibit our ability to improve and expand our current operations. Additionally, our ability to secure adequate working capital to support our day-to-day operations as we grow could be limited by the covenants in our bond agreements.
Future sales of shares could be dilutive and impair our ability to raise capital
          The conversion of a significant number of our outstanding derivative securities into Class A common stock could adversely affect the market price of the stock. As of June 30, 2007, there were warrants outstanding for 2,834,340 shares of Class A common stock at an average exercise price of $1.67, and options outstanding for 1,529,000 shares of Class A common stock at an average exercise price of $1.59. The exercise or conversion of a material amount of such securities will result in a dilution in interest for our other security holders. The convertible securities whether converted into stock or not, could impair our ability to obtain additional capital because of the potential for dilution. Also, the holders of such securities may be expected to exercise their rights at a time when we would in all likelihood be able to obtain needed capital through a new offering of our securities on terms more favorable than those provided by the outstanding securities.

Special Note Regarding Forward-Looking Statements
     We have made statements in this prospectus, including statements under “Our Business” and “Risk Factors,” which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:
•	our ability to obtain additional debt and equity financing to satisfy existing debt obligations, provide working capital and support our growth strategy;

•	our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

•	general economic and business conditions;

•	anticipated trends in our business;

•	existing and future regulations affecting our business;

•	our ability to improve operating efficiencies and increase sales; and

•	other risk factors described in the section entitled “Risk Factors” in this prospectus.
     You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this prospectus.
     In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Use Of Proceeds
     We will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholders.
Selling Stockholders
     This prospectus covers the resale of up to 124,479 shares of Class A common stock issued to employees, directors or consultants pursuant to the Registrant’s 2005 Key Associate and Management Equity Incentive Plan and 2005 Non-Employee Director Equity Incentive Plan.
2005 Key Associate and Management Equity Incentive Plan
     As of June 30, 2007, 20,000 of the 1,500,000 shares of Class A common stock authorized under the 2005 Key Associate and Management Equity Incentive Plan had been issued pursuant to the restricted stock awards. The number of shares set forth above is subject to adjustment in accordance with the anti-dilution provisions of the plan.
2005 Non-Employee Director Equity Incentive Plan
     As of June 30, 2007, 104,479 of the 500,000 shares of Class A common stock authorized under the 2005 Non-Employee Director Equity Incentive Plan had been issued pursuant to the restricted stock awards. The number of shares set forth above is subject to adjustment in accordance with the anti-dilution provisions of the plan.
Selling Stockholders
     The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by each of the selling stockholders as of June 30, 2007, and the number of shares which may be offered for sale in connection with this prospectus (representing all of the shares issued to each such selling stockholder pursuant to either the 2005 Key Associate and Management Equity Incentive Plan or the 2005 Non-Employee Director Equity Incentive Plan). Information set forth herein with respect to each selling stockholder’s beneficial ownership of common stock has been provided by such selling stockholder. Although the selling stockholders may offer all, some or none of their Class A common stock, the following table has been prepared on the assumption that all shares of common stock covered by this prospectus will be sold. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. This prospectus may be amended or supplemented from time to time to amend or supplement the information in the table set forth below.

					% Beneficially
	Number of		% Beneficially	Number of	Owned
Name and Address of	Shares		Owned Prior	Shares	Following
Selling	Beneficially		to Completion	to be	Completion of
Stockholder (1)	Owned(2)		of Offering(3)	Offered (4)	Offering (3)(5)

Sal Miwa	163,424	(6)	*	13,424	*
Marjorie S. Brooks	11,230,205	(7)	22.0	13,424	22.0
Jerry Burkett	336,735	(8)	*	13,424	*
Samuel Milbank	498,585	(9)	1.1	13,424	1.1
Jim Robason	198,718	(10)	*	13,424	*
Michael Tull	1,005,938	(11)	2.2	13,424	2.2
Ed Carda	8,639	(12)	*	5,256	*
Melinda Davis	234,903	(13)	*	13,424	*
Tim Kizer	8,639	(12)	*	5,256	*
Billy Hufford	20,000	(14)	*	20,000	*

*	Beneficially owns less than 1%

(1)	All selling stockholders are current or former employees or directors of the Company.

(2)	Indicates total beneficial ownership of Class A and Class B Common Stock in the aggregate. Where applicable, individual footnote disclosure indicates any holdings of Class B Common Stock and, unless otherwise indicated, individual footnote disclosures refer to Class A Common Stock.

(3)	Indicates percentage of Class A Common Stock beneficially owned. Where applicable, footnote disclosure indicates in addition the percentage of combined Class A and Class B Common Stock beneficially owned in the aggregate.

(4)	The number of shares to be offered represents shares received upon the grant of restricted stock awards.

(5)	Assumes the sale of all shares representing restricted stock awards offered hereby.

(6)	Includes 13,424 shares owned directly and 150,000 shares issuable upon exercise of stock options.

(7)	As to Class A Common Stock, includes 8,279,827 shares owned directly, 1,121,457 in trusts or corporations controlled by Mrs. Brooks, 175,000 shares issuable upon exercise of stock options, 323,000 shares issuable upon exercise of Series X and Y warrants owned directly, and 493,333 shares issuable upon exercise of Series X and Y warrants owned directly through two corporations controlled by Mrs. Brooks (Razorback Farms, Inc. and Brooks Investment Company). Also includes, as to Class B Common Stock, 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mrs. Brooks (Razorback Farms, Inc. is the record owner of 312,320 shares and Southern Mineral and Fibers, Inc. is the record owner of 121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B common stock). Excludes additional shares owned by adult children of Mrs. Brooks, including Joe G. Brooks, Stephen W. Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest. Owns 23.0% pre-offering and post-offering of the combined Class A and Class B Common Stock.

(8)	Includes, as to Class A Common Stock, 116,424 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett, and 175,000 shares issuable upon exercise of stock options.

(9)	Includes 382,251 shares owned directly, 41,334 shares issuable upon exercise of Series Y warrants, and 75,000 shares issuable upon exercise of stock options. Owns 1.0% pre-offering and post-offering of the combined Class A and Class B Common Stock.

(10)	Includes 112,918 shares owned directly, 60,800 shares issuable upon exercise of Series X and Series Y warrants, and 25,000 shares issuable upon exercise of stock options.

(11)	Includes 745,938 shares owned directly, 100,000 shares issuable upon exercise of stock options, and 160,000 shares issuable upon exercise of Series X and Series Y warrants. Owns 2.1% pre-offering and post-offering of the combined Class A and Class B Common Stock.

(12)	Includes 5,256 shares issued pursuant to restricted stock awards and 3,383 shares issuable upon vesting of restricted stock awards.

(13)	Represents 32,436 shares owned directly, 66,667 shares in a trust controlled by Ms. Davis, 75,000 shares issuable upon exercise of stock options, and 60,800 shares issuable upon exercise of Series X and Series Y warrants.

(14)	Issued pursuant to a restricted stock award.

Plan Of Distribution
     This prospectus covers the resale of shares of Class A common stock by the selling stockholders and their pledgees, donees, assignees and other successors in interest (all of whom may be “selling stockholders”). The selling stockholders may sell their shares on the Nasdaq Capital Market, in the over-the-counter market or through any other facility on which the shares are traded, or in private transactions. These sales may be at market prices or at negotiated prices. The selling stockholders may use the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

•	block trades in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker or dealer for its account in connection with this prospectus;

•	privately negotiated transactions;

•	any combination of these methods of sale; or

•	any other legal method.
     The selling stockholders may also pledge their shares, enter into put or call options or enter into other transactions with broker-dealers or others which require delivery to those persons of shares covered by this prospectus.
     Brokers, dealers or other agents participating in the distribution of the shares of Class A common stock may receive compensation in the form of discounts or commissions from the selling stockholders, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between any selling stockholder and any underwriter, broker, dealer or agent relating to the sale or distribution of the shares.
     The selling stockholders and any brokers or dealers that participate in the sale of the shares may be deemed to be underwriters within the meaning of the Securities Act. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters’ compensation. The selling stockholders may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.
     At the time a particular offer of shares is made, to the extent required we will file a supplement to this prospectus which identifies the number of shares being offered, the name of the selling stockholders, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.
     The selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling stockholders or others to engage in stabilizing and other market making activities.
     The selling stockholders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than in connection with this prospectus, so long as they meet the criteria and conform to the requirements of the rule.
     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will pay the registration and other offering expenses related to this offering, but the selling stockholders will pay all underwriting discounts and brokerage commissions incurred in connection with the offering.

Legal Matters
     Our outside counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas has issued a legal opinion concerning the validity of the shares offered by this prospectus.
Experts
     The audited financial statements for the years ended December 31, 2006, 2005, and 2004, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Tullius Taylor Sartain and Sartain, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. In addition, reports, proxy statements and other information concerning us can be inspected and copied at the offices of Nasdaq, Report Section, 1735 K Street, N.W., Washington, D.C. 20006.
     We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of Class A common stock to be sold under this prospectus. The SEC permits us to omit from this prospectus certain information, exhibits, and undertakings contained in the registration statement.
     The SEC allows us to incorporate by reference the information that we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the shares.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•	Current Reports on Form 8-K filed June 1, 2007, June 13, 2007 and August 2, 2007; and

•	The description of the Class A Common Stock contained in our registration statement on Form 8-A, effective November 13, 1989, under the Securities Exchange Act of 1934 (Registration No. 1-10367), including any amendment or report filed hereafter for the purpose of updating such description.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, at no cost, upon written or oral request to:
Joe G. Brooks, Chairman of the Board
Advanced Environmental Recycling Technologies, Inc.
914 North Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted.
This prospectus is part of a registration statement that we filed with the SEC. More information about the shares sold by the selling stockholders is contained in that registration statement and the exhibits filed along with the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’S public reference rooms or their web site.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
     Section 145 of the Delaware General Corporation Law permits us to indemnify directors, officers, employees or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of us, to which such director, officer or employee or his legal representative may be a party, provided such director, officer or employee shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to our best interests, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of us against a director, officer, employee or agent, we have the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to our best interest, and (b) if found liable to us, only if ordered by a court of law. Section 145 provides that such section is not exclusive of any other indemnification rights granted by us to directors, officers, employees or agents.
     Our Certificate of Incorporation provides for mandatory indemnification of directors, officers and employees to the fullest extent permitted by Section 145, unless we prove that the person seeking indemnification did not meet the standard set forth above. Our Certificate permits us to indemnify agents to the extent authorized from time to time by our Board of Directors. The right to indemnification is a contract right and includes the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition, provided that the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified for such expenses.
     Our Certificate of Incorporation also contains a provision eliminating the liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (a) breach of the director’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.
     We also maintain directors and officers liability insurance for the benefit of our directors and officers.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 2. Incorporation of Documents by Reference.
     The Registrant will provide to you without charge, upon written or oral request to the person set forth below, the documents incorporated by reference in Item 3 of Part II of this registration statement, which are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide to you without charge, upon written or oral request to the person set forth below, any other documents required to be delivered to you pursuant to Rule 428(b):
Joe G. Brooks, Chairman of the Board
Advanced Environmental Recycling Technologies, Inc.
914 North Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The documents listed below are expressly incorporated by reference in this registration statement as of the August 24, 2007 date of this registration statement. All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this registration statement that indicates that all Class A Common Stock to which this registration Statement relates has been sold or that deregisters all such Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such reports and documents.
     The following documents that we have filed with the SEC are incorporated herein by reference:
(a)	Our annual report on Form 10-K for the year ended December 31, 2006.

(b)	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

(c)	Our current reports on Form 8-K filed on June 1, 2007, June 13, 2007 and August 2, 2007.

(d)	The description of the Class A Common Stock contained in our registration Statement on Form 8-A, effective November 13, 1989, under the Securities Exchange Act of 1934 (Registration No. 1-10367), including any amendment or report filed hereafter for the purpose of updating such description.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the Registrant, to which such director, officer or employee or his legal representative may be a party, provided such director, officer or employee shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the Registrant, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Registrant against a director, officer, employee or agent, the Registrant has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to the best interest of the Registrant, and (b) if found liable to the Registrant, only if ordered by a court of law. Section 145 provides that such section is not exclusive of any other indemnification rights granted by the Registrant to directors, officers, employees or agents.
          The Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors, officers and employees to the fullest extent permitted by Section 145, unless the Registrant proves that the person seeking indemnification did not meet the standard set forth above. The Certificate permits the Registrant to indemnify agents to the extent authorized from time to time by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition, provided that the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified for such expenses.
          The Certificate of Incorporation of the Registrant also contains a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (a) breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.
     We also maintain directors and officers liability insurance for the benefit of our directors and officers.
Item 7. Exemption from Registration Claimed.
     All of the restricted securities issued by us to the selling stockholders who are reoffering and reselling such restricted securities pursuant to this registration Statement were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering, or was not subject to registration as not involving the payment of any consideration for restricted stock awards and so not involving an offer or sale under applicable law. We believe, due to the nature of the relationship of these persons to us and the isolated nature of the transactions, that each issuance of the shares of Class A common stock as restricted stock awards held by such persons was exempt from registration under the Securities Act as a private placement pursuant to Section 4(2) of that Act or was not subject to registration as not involving the payment of any consideration for restricted stock awards and so not involving an offer or sale under applicable law.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Form of Class A Common Stock Certificate (a)

4.2	2005 Key Associate and Management Equity Incentive Plan (b)

4.3	2005 Non-Employee Director Equity Incentive Plan (b)

5	Opinion of Akin Gump Strauss Hauer & Feld LLP (c)

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Opinion filed as Exhibit 5)

23.2	Consent of Tullius Taylor Sartain & Sartain LLP (c)

24	Powers of attorney (included in Signature Page, Page 19 of this Registration statement)

(a)	Incorporated by reference to the exhibits to the registration statement on Form S-1 (No. 33-29593) filed November 8, 1989.

(b)	Incorporated by reference to the exhibits to the Registrant’s DEF14-A filed July 11, 2005.

(c)	Filed herewith.

Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:
A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):
A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
7.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
8.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on August 24, 2007.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

/s/ Joe G. Brooks

Joe G. Brooks,
Chairman, Chief Executive Officer and President

/s/ Stephen W. Brooks

Stephen W. Brooks,
Chief Operating Officer

/s/ Bob Thayer

Bob Thayer
Senior Vice President and Chief Financial Officer

/s/ Eric Barnes

Eric Barnes
Controller and Chief Accounting Officer

POWER OF ATTORNEY
The undersigned directors and officers of Advanced Environmental Recycling Technologies, Inc. hereby constitute and appoint Joe G. Brooks our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this registration statement on Form S-8 to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joe G. Brooks
Joe G. Brooks	Chairman of the board, CEO and President	August 24, 2007

/s/ Stephen W. Brooks
Stephen W. Brooks	Vice-chairman of the board and Chief operating officer	August 24, 2007

/s/ Marjorie S. Brooks
Marjorie S. Brooks	Secretary, treasurer and director	August 24, 2007

/s/ Hisao Sal Miwa
Hisao Sal Miwa	Director	August 24, 2007

/s/ Jerry B. Burkett
Jerry B. Burkett	Director	August 24, 2007

/s/ Michael M. Tull
Michael M. Tull	Director	August 24, 2007

/s/ Melinda Davis
Melinda Davis	Director	August 24, 2007

/s/ Jim Robason
Jim Robason	Director	August 24, 2007

/s/ Tim Kizer
Tim Kizer	Director	August 24, 2007

/s/ Edward P. Carda
Edward P. Carda	Director	August 24, 2007

/s/ Peter S. Lau
Peter S. Lau	Director	August 24, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Class A Common Stock Certificate (a)

4.2	2005 Key Associate and Management Equity Incentive Plan (b)

4.3	2005 Non-Employee Director Equity Incentive Plan (b)

5	Opinion of Akin Gump Strauss Hauer & Feld LLP (c)

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Opinion filed as Exhibit 5)

23.2	Consent of Tullius Taylor Sartain & Sartain LLP (c)

24	Powers of attorney (included in Signature Page, Page 19 of this registration statement)

(a)	Incorporated by reference to the exhibits to the registration statement on Form S-1 (No. 33-29593) filed November 8, 1989.

(b)	Incorporated by reference to the exhibits to the Registrant’s DEF14-A filed July 11, 2005.

(c)	Filed herewith.